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                                                                  EXECUTION COPY

                                VOTING AGREEMENT


     This VOTING AGREEMENT (this "AGREEMENT") is made and entered into this 17 day of February 2003 by and among CB Richard Ellis Services, Inc., a Delaware corporation ("PARENT"), the undersigned stockholder (the "STOCKHOLDER") of Insignia Financial Group, Inc., a Delaware corporation (the "COMPANY"), and the Company.

     WHEREAS, pursuant to the terms and subject to the conditions of that certain Agreement and Plan of Merger, dated as of February 17, 2003 (the "MERGER AGREEMENT"), by and among CBRE Holding, Inc., a Delaware corporation, Parent, the Company and Apple Acquisition Corp., a Delaware corporation ("MERGER SUB"), among other things, Merger Sub shall merge with and into the Company such that, after giving effect to said merger, the Company shall be the surviving entity and thereafter continue its existence as a wholly-owned subsidiary of Parent (the "MERGER");

     WHEREAS, Stockholder is the holder of record or beneficial owner (for all purposes in this Agreement, as such term is defined in Rule 13d-3 of the Rules and Regulations promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) of the number of shares of the outstanding common stock, par value $0.01 per share (the "COMMON STOCK"), of the Company as is indicated on the signature page of this Agreement and the holder of record or beneficial owner of options, warrants or other rights to purchase shares of the Common Stock and other securities convertible into, or exercisable for shares of the Common Stock (the foregoing, collectively, "OPTIONS") as is indicated on the signature page of this Agreement; and

     WHEREAS, to induce the execution of the Merger Agreement by Parent, the Stockholder agrees to vote the Shares (as defined below) so as to facilitate consummation of the Merger to the extent more fully described below.

     NOW, THEREFORE, in consideration of the mutual promises and the mutual covenants and agreements contained herein, the parties agree as follows:

     1.   AGREEMENT TO VOTE SHARES

     At any meeting of the stockholders of the Company called with respect to the Merger, the Merger Agreement and the other transactions contemplated thereby, and at any adjournment thereof, and with respect to any consent solicited with respect to the Merger, the Merger Agreement and any of the other transactions contemplated thereby, the Stockholder shall vote, or take all actions necessary to cause to be voted, all Shares that the Stockholder is permitted to vote as of the date hereof (a) in favor of approval of the Merger, the Merger Agreement, the other transactions contemplated thereby and any matter which could reasonably be expected to facilitate the Merger and such other transactions and (b) against any Acquisition Proposal (as defined in the Merger Agreement). The Stockholder may vote on all other matters in a manner determined in his sole discretion. The Stockholder, as the holder of record or beneficial owner of voting stock of the Company, shall be present, in person or by proxy, at all


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meetings of stockholders of the Company and at any adjournment thereof so that all Shares are counted for the purpose of determining the presence of a quorum at such meetings. The Stockholder shall not enter into any agreement or understanding with any person or entity to vote or give instructions in any manner inconsistent with the terms of this Section 1. This Agreement is intended to bind the Stockholder only with respect to the voting of the Shares as a Stockholder herein, and shall not prohibit the Stockholder from acting in accordance with his or her fiduciary duties as an officer or director of the Company.

     2.   NO SOLICITATION OF PROXIES

     The Stockholder agrees (solely in its, his or her capacity as such) that neither it, he or she nor any of its subsidiaries (if the Stockholder is not a natural person) nor any of the officers and directors (if the Stockholder is not a natural person) and representatives (including any investment banker, attorney or accountant retained by it or any of its subsidiaries (if the Stockholder is not a natural person)) of it, him or her or its subsidiaries (if the Stockholder is not a natural person) shall, and that it, he or she shall use its, his or her reasonable best efforts to cause its, his or her and its subsidiaries' (if the Stockholder is not a natural person) employees and other agents not to (and shall not authorize any of them to) directly or indirectly, engage in any solicitation (as defined in Regulation 14A of the Rules and Regulations promulgated by the Securities and Exchange Commission pursuant to the Exchange
Act) of other stockholders of the Company (a) against the Merger, the Merger Agreement, the other transactions contemplated thereby or any matter that could reasonably be expected to facilitate the Merger and such other transactions or
(b) in favor of any Acquisition Proposal.

     3.   DEFINITION OF SHARES

     For purposes of this Agreement, the term "SHARES" shall include: (i) all securities of the Company (including, without limitation, all shares of Common Stock) owned of record or beneficially owned by the Stockholder as of the date of this Agreement, as indicated on the signature page of this Agreement; and
(ii) all additional securities of the Company (including, without limitation, all additional shares of Common Stock) of which the Stockholder acquires record ownership or beneficial ownership during the period from the date of this Agreement through the Expiration Date, including, without limitation, through the exercise or conversion of Options. In the event of a stock dividend or distribution, or any change in the Shares by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

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     4.   TRANSFERS OF SHARES

     The Stockholder hereby agrees that, at all times during the period commencing with the execution and delivery of this Agreement until the Expiration Date, the Stockholder (a) shall not cause or permit any Transfer (as defined below) of any of the Shares, or any interest in the foregoing, to be effected, and (b) shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy, or enter into any voting agreement or similar agreement or arrangement in contravention of the obligations of the Stockholder under this Agreement with respect to any of the Shares; provided, however that at any time between the date hereof and the Expiration Date the Stockholder may Transfer up to 50,000 Shares as a bona fide gift. The Stockholder further agrees with, and covenants to, Parent and the Company that the Stockholder shall not request that the Company register the Transfer of any certificate or uncertificated interest representing any of the Shares, unless such Transfer is made in compliance with this Agreement. For purposes of this Agreement, a person or entity shall be deemed to have effected a "TRANSFER" of a security if such person or entity, directly or indirectly: (i) sells, offers to sell, makes any short sales of, pledges, encumbers, lends, hypothecates, enters into any type of equity swap or hedging of, grants an option with respect to, transfers or disposes of such security, any interest therein, or the economic consequences of ownership of such security or (ii) enters into an agreement, contract or commitment providing for the sale of, making any short sales of, pledge of, lending of, encumbrance of, equity swap or hedging of, grant of an option with respect to, transfer of or disposition of such security, any interest therein or the economic consequences of ownership of such security, other than any such actions pursuant to which such person or entity maintains all voting rights with respect to such security.

     5.   REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

     The Stockholder hereby represents and warrants to Parent that:

     (a) if the Stockholders is not a natural person, the Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

     (b) the Stockholder has duly authorized, executed and delivered this Agreement, and this Agreement is a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms;

     (c) neither the execution of this Agreement nor the consummation by the Stockholder of the transactions contemplated hereby will constitute a violation of, default under or conflict with any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which the Stockholder is a party or by which the Stockholder is bound;

     (d) except as specifically described on Exhibit A hereto, the Stockholder has good title to the shares of Common Stock and Options of which he or she owns, free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever;

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     (e) except for this Agreement, the Stockholder is not a party to or otherwise bound by any proxy, voting agreement or restriction which affects the voting rights of the Shares; and

     (f) in the event that the Stockholder is a trust, the undersigned individual trustee(s) of such trust are lawful and duly appointed trustees of such trust and have full power and authority on behalf of such trust to enter into this Agreement and to consummate the transactions contemplated hereby.

     6.   REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent represents and warrants to the Stockholder that:

     (a) this Agreement has been authorized by all necessary corporate action on the part of Parent and has been duly executed by a duly authorized representative of Parent;

     (b) this Agreement constitutes the legal, valid and binding obligation of Parent; and

     (c) neither the execution of this Agreement by Parent nor the consummation of the transactions contemplated hereby will result in a breach or violation of the terms of any agreement by which Parent is bound or of any decree, judgment, order, law or regulation now in effect of any court or other governmental body applicable to Parent.

     7.   ADDITIONAL DOCUMENTS

     Parent and the Stockholder hereby covenant and agree to execute and deliver any additional documents necessary to carry out the intent of this Agreement.

     8.   CONSENT AND WAIVER

     The Stockholder hereby gives any consent or waiver that is reasonably required for the consummation of the Merger and any related transactions under the terms of any agreement to which the Stockholder is a party or pursuant to any rights the Stockholder may have.

     9.   MISCELLANEOUS

          9.1. SEVERABILITY

     If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     9.2. BINDING EFFECT AND ASSIGNMENT

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     This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties without the prior written consent of the other parties hereto.

     9.3. AMENDMENTS AND MODIFICATIONS

     This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

     9.4. SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF

     The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies which may be available to Parent upon such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to it at law or in equity.

     9.5. NOTICES

     All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by commercial overnight courier service, by confirmed fax or sent by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective parties as follows:

     (a) if to Parent, to:

         CB Richard Ellis Services, Inc.
         355 S. Grand Avenue, Suite 3100
         Los Angeles, CA 90071
         Attn:  Raymond Wirta
         Fax: (213) 613-3100
         Telephone: (213) 613-3418;

         with a copy to:

         Simpson Thacher & Bartlett
         3330 Hillview Avenue
         Palo Alto, CA 94304
         Attn:  Richard Capelouto
         Fax: (650) 251-5002
         Telephone: (650) 251-5000;

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     (b) if to the Company, to:

         Insignia Financial Group, Inc.
         200 Park Avenue
         New York, NY 10166
         Attn:  Adam B. Gilbert, Esq.
         Fax: (212) 984-6649
         Telephone: (212) 984-6644;

         with a copy to:

         Proskauer Rose LLP
         1585 Broadway
         New York, NY 10036
         Attn:  Arnold S. Jacobs, Esq.
         Fax: (212) 969-2900
         Telephone: (212) 969-3000;

     (c) if to the Stockholder, to it, him or her at its, his or her address or fax number set forth on the signature page hereto;

or to such other address as any party hereto may have furnished to the other parties in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

     9.6. GOVERNING LAW

     This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York applicable to contracts to be executed and performed entirely within such State.

     9.7. ENTIRE AGREEMENT

     This Agreement contains the entire understanding of the parties in respect of the subject matter hereof and supersedes all prior negotiations and understandings between the parties with respect to the subject matter hereof.

     9.8. COUNTERPARTS

     This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

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     9.9. EFFECT OF HEADINGS

     The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

     9.10. TERMINATION

     Notwithstanding anything else in this Agreement, this Agreement and all obligations of the Stockholder under this Agreement shall automatically terminate as of the earlier to occur of the following (such date, the "EXPIRATION DATE"): (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to Article 10 thereof, (ii) such date and time as the Board of Directors, the Special Committee or any other committee thereof shall withdraw the Company Recommendation or (iii) such date and time as the Merger shall become effective in accordance with the terms and conditions of the Merger Agreement.

     9.11. CAPITALIZED TERMS

     Capitalized terms used and not defined herein shall have the meaning ascribed to them in the Merger Agreement.

     9.12. COMPANY ACTION

     The Company hereby agrees to take whatever action may be reasonably necessary to effect the transactions contemplated by this Agreement.





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     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

                                   CB RICHARD ELLIS SERVICES, INC.


                                   By: /s/ Raymond E. Wirta
                                       --------------------------------
                                       Raymond E. Wirta
                                       Chief Executive Officer


                                   INSIGNIA FINANCIAL GROUP, INC.


                                   By: /s/ Frank M. Garrison
                                       ----------------------------------
                                       Frank M. Garrison
                                       Office of the Chairman


                                       /s/ Andrew L. Farkas
                                       --------------------------------
                                              Andrew L. Farkas

                                   Address:   350 East 79th Street
                                              New York, New York 10021


                                   Fax:       (212) 983-8183




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                                    EXHIBIT A

                          ENCUMBRANCES UPON THE SHARES

None.